ADMA Biologics Elects to Draw-Down $27.5 Million in Capital from Existing

Perceptive Advisors Credit Agreement

Perceptive Advisors Provides Additional Funding Tranche Commitment of $12.5 Million Available Upon FDA Approval of BIVIGAM®

RAMSEY, N.J. and BOCA RATON, FL., – May 3, 2019 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases, announces that it has elected to draw-down $27.5 million from its existing credit agreement with Perceptive Advisors and each of the Company and Perceptive Advisors entered into an amendment to the original credit agreement, providing for an upsized, additional funding tranche commitment by Perceptive Advisors available to ADMA upon the achievement of the United States Food and Drug Administration (“FDA”) approval of BIVGAM®.

“We are very grateful for Perceptive Advisors’ continued trust and confidence in ADMA. This additional $27.5 million of funding will strengthen our current cash balance, as a result of receiving FDA approval for ASCENIV. In addition to drawing-down the existing funding commitment, Perceptive has agreed to upsize the original credit facility with the availability of an additional funding commitment of $12.5 million, predicated upon FDA approval of BIVIGAM®. The additional $12.5 million commitment will be available to ADMA at its sole option following FDA approval until March 31, 2020. The $27.5 million of new capital will be used to support ASCENIV’s™ commercial launch, procurement of plasma and to initiate the buildout of an additional plasma center,” stated Adam Grossman, President and Chief Executive Officer.

“Perceptive continues to believe in ADMA’s mission of bringing specialty immunoglobulins to market and is pleased with ADMA’s ability to deliver on its strategy and create value for its shareholders as a result of receiving FDA approval of ASCENIV™. We look forward to what the future holds for ADMA and its many upcoming value creating milestones slated for 2019,” commented Sam Chawla, Portfolio Manager at Perceptive Advisors.

The terms of the $12.5 million funding commitment predicated on FDA approval of BIVIGAM® are similar to the current credit facility, which includes a 1% facility fee, a warrant to purchase 250,000 shares of common stock based upon the ten-day volume weighted average price of ADMA’s common stock, an interest rate of 7.5% plus the greater of one-month LIBOR and 3.5%, with such funding’s availability through March 31, 2020.

The debt financing disclosed in this press release is not all inclusive and, as such, the statements in this press release are qualified in their entirety by reference to the description of the debt financing transaction and corresponding exhibits which are included in a Current Report on Form 8-K filed concurrently with this press release by ADMA with the Securities and Exchange Commission.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PI”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

About ASCENIV™ (Formerly referred to as RI-002)
ASCENIV™, Immune Globulin Intravenous, Human – slra 10% Liquid, is a plasma-derived, polyclonal, intravenous immune globulin (“IVIG”).  ASCENIV™ is protected by U.S. Patents: 9,107,906, 9,714,283 and 9,815,886.  ASCENIV™ is manufactured using our unique, patented plasma donor screening methodology and tailored plasma pooling design, which blends normal source plasma and plasma from donors tested using our proprietary microneutralization assay.  ASCENIV™ contains naturally occurring polyclonal antibodies.  ASCENIV™ is indicated for the treatment of Primary Humoral Immunodeficiency (“PI”) in adults and adolescents (12 to 17 years of age).  ADMA received FDA approval for ASCENIV™ on April 1, 2019. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses and prevent against infection and disease.  ASCENIV™ prevented serious bacterial infection among fifty-nine patients treated for twelve months during the pivotal investigation.  The most common adverse reactions to ASCENIV™ (≥5% of study subjects) were headache, sinusitis, diarrhea, gastroenteritis viral, nasopharyngitis, upper respiratory tract infection, bronchitis, and nausea.  ADMA anticipates the commercial launch of ASCENIV™ during the second half of 2019.  Certain data and other information about ASCENIV™ or ADMA Biologics and its products can be found on the Company’s website at: www.admabiologics.com.

About BIVIGAM®

BIVIGAM® is an intravenous immune globulin indicated for the treatment of primary humoral immunodeficiency. This includes, but is not limited to, agammaglobulinemia, common variable immunodeficiency, Wiskott-Aldrich syndrome and severe combined immunodeficiency. These PIs are a group of genetic disorders. Initially thought to be very rare, it is now believed that as many as 250,000 people in the U.S. have some form of PI. BIVIGAM® contains a broad range of antibodies similar to those found in normal human plasma. These antibodies are directed against bacteria and viruses, and help to protect PI patients against serious infections. BIVIGAM® is a purified, sterile, ready-to-use preparation of concentrated polyclonal Immunoglobulin (“IgG”) antibodies. Antibodies are proteins in the human immune system that work to defend against infections and disease. The FDA’s initial approval for BIVIGAM® was received by BPC in December 2012, and production of BIVIGAM® was halted by BPC in December 2016. ADMA obtained ownership and all rights, title and interest in BIVIGAM® in June 6, 2017 as part of the Biotest Therapy Business Unit asset acquisition (the “Biotest Transaction”) and resumed the production of BIVIGAM® during the fourth quarter of 2017.

About Nabi-HB®

Nabi-HB® is a hyperimmune globulin that is rich in antibodies to the Hepatitis B virus. Nabi-HB® is a purified human polyclonal antibody product collected from plasma donors who have been previously vaccinated with a Hepatitis B vaccine. Nabi-HB® is indicated for the treatment of acute exposure to blood containing Hepatitis B surface antigen (“HBsAg”), prenatal exposure to infants born to HBsAg-positive mothers, sexual exposure to HBsAg-positive persons and household exposure to persons with acute Hepatitis B virus infection. Hepatitis B is a potentially life-threatening liver infection caused by the Hepatitis B virus. It is a major global health problem and can cause chronic infection and put people at high risk of death from cirrhosis and liver cancer. Nabi-HB® has a well-documented record of long-term safety and effectiveness since its initial market introduction. FDA approval for Nabi-HB® was received on March 24, 1999. Biotest acquired Nabi-HB® from Nabi Biopharmaceuticals in 2007. ADMA resumed production of Nabi-HB® in the third quarter of 2017, as substantially all of the Nabi-HB® inventory received as part of the Biotest Transaction has been sold in the normal course of business.

About Primary Immune Deficiency Disease (“PI”)

PI is a class of inherited genetic disorders that causes an individual to have a deficient or absent immune system. According to the World Health Organization, there are approximately 350 different genetic mutations encompassing PI. Some disorders present at birth or in early childhood, the disorders can affect anyone regardless of age or gender. Some affect a single part of the immune system, others may affect one or more components of the system. PI patients are vulnerable to infections and more likely to suffer complications from these infections as compared to individuals with a normal functioning immune system. The infections may occur in any part of the body. Because patients suffering from PI lack a properly functioning immune system, they typically receive monthly treatment with polyclonal immune globulin products. Without this exogenous antibody replacement, these patients would remain vulnerable to persistent and chronic infections. PI has an estimated prevalence of 1:1,200 in the United States, or approximately 250,000 people in the U.S.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products, product expansions into new fields of use, indications and product candidates, and the labeling or nature of any such approvals, our ability to successfully pursue commercialization and prelaunch activities for our products, the potential of our specialty plasma-based biologics products and product candidates to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |